Exhibit 99.1

Contacts:
Carol DeGuzman	Carolyn Wang
Sr. Dir., Investor Relations	Media
Anesiva	WeissComm Partners
650-246-6898	415-946-1065 or 415-225-5050
investors@anesiva.com	cbwang@wcpglobal.com

ANESIVA NAMES MICHAEL L. KRANDA AS PRESIDENT, CHIEF EXECUTIVE OFFICER

AND MEMBER OF ITS BOARD OF DIRECTORS

SOUTH SAN FRANCISCO, CA, June 16, 2008 – Anesiva, Inc. (Nasdaq: ANSV) today announced the appointment of Michael L. Kranda as president, chief executive officer and a member of the company’s board of directors, effective June 16, 2008. Mr. Kranda succeeds John P. McLaughlin, who resigned as chief executive officer and member of the Anesiva board to pursue other business interests, while remaining a consultant to the company.

“Michael is the ideal person to lead Anesiva as it transitions from a drug development company to a commercially focused enterprise,” said Rodney A. Ferguson, chairman of Anesiva’s board. “He is a proven leader with extensive biotechnology experience and will be leading a great team here.”

Mr. Kranda is a seasoned biopharmaceutical executive who brings two decades of commercial operating and corporate development experience to Anesiva. Most recently, he was Managing Director for biotechnology and life science investments at Vulcan, Inc. where he played an active role in the product, business development and financing activities of multiple portfolio companies. Before that, he was chief executive officer of Oxford GlycoSciences and led the transition of OGS from a biotech “tools” supply company to a leadership position in proteomics- based drug discovery and development. Prior to that, he served as president and chief operating officer and director at Immunex, where he built and managed sales, marketing, distribution, corporate development and manufacturing operations.

“With the upcoming commercial launch of Zingo™ and Adlea™ Phase 3 clinical milestones, Anesiva is poised to become a leader in the development and commercialization of novel pharmaceutical products for pain management,” said Mr. Kranda. “I look forward to working with the talented employees of Anesiva to achieve these goals and build long-term value for stockholders.”

“The members of the Anesiva board welcome Michael and thank John for his dedicated leadership over the last 8 years,” said Mr. Ferguson. “We appreciate John’s vision and dedication in leading Anesiva.”

“I am proud of the significant accomplishments that the Anesiva team has made over the last several years,” said Mr. McLaughlin. “With Michael in place to lead the company forward, I will work closely with him as a consultant to ensure a smooth transition.”

About Anesiva’s Diverse Pipeline of Pain Products

Anesiva, Inc. is a commercial-stage biopharmaceutical company that seeks to be the leader in the development and commercialization of novel pharmaceutical products for pain management. The company’s first product, Zingo™, is scheduled for launch later this month in the U.S. for the reduction of pain associated with peripheral venous access procedures in children ages three to 18. The company filed an sNDA with the FDA to expand the label to include adults in March 2008.

The next product in Anesiva’s pipeline, Adlea™, is currently being evaluated in two pivotal Phase 3 clinical trials to support an indication for the management of acute pain following orthopedic surgery. Adlea has been shown to reduce pain after only a single administration for weeks to months in multiple settings in mid-stage clinical trials for site-specific, acute and chronic, moderate-to-severe pain.

Anesiva is based in South San Francisco, CA. For more information about Anesiva’s leadership in the development of products for pain management, and an overview of the clinical challenges being addressed by its product candidates, go to www.anesiva.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the degree to which Zingo gains market acceptance and whether Zingo gains FDA approval for the adult indication, the timing and results of our Adlea clinical trials, and our regulatory approval strategy for Adlea. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Anesiva’s annual report on Form 10-K for the year ended December 31, 2007 and most recently quarterly report on Form 10-Q.

Anesiva undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.